EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Oceanic Exploration Company:

We have issued our report dated March 9, 2004, accompanying the consolidated financial statements of Oceanic Exploration Company and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

GRANT THORNTON LLP

Cleveland, Ohio
May 26, 2004